Exhibit 5.1

March 16, 2023

DMC Global Inc.

11800 Ridge Parkway, Suite 300

Broomfield, CO 80021

Re:	DMC Global Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to DMC Global Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 16, 2023 under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance and sale from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations (“Rule 415”) promulgated under the Securities Act of up to $200,000,000 aggregate initial offering price of: (i) shares of the Company's common stock, par value $0.05 per share (the “Common Stock”); (ii) shares of the Company's preferred stock, par value $0.05 per share (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (iii) senior and/or subordinated debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of those securities (the “Warrants”); (v) contracts for the purchase and sale of Common Stock, Preferred Stock, Debt Securities, or Warrants (the “Purchase Contracts”); (vi) units consisting of any combination of the foregoing securities (the “Units”); and (vii) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (the “Indeterminate Securities”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Purchase Contracts, the Units, and the Indeterminate Securities are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any prospectus supplements (collectively the prospectus and any prospectus supplements are referred to as the “Prospectus”) and pursuant to Rule 415.

The Depositary Shares will be issued pursuant to one or more deposit agreements (each a “Deposit Agreement”), between the Company and such depositary as shall be named therein (the “Depositary”).

The Debt Securities may be issued in one or more series under one or more indentures (each, an “Indenture”), each of which will be between the Company and a financial institution named therein as trustee (the “Trustee”).

The Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein (the “Counterparty”).

The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Units may be issued under one or more unit agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Agents”).

March 16, 2023

In connection with this letter, we have examined (i) the Certificate of Incorporation of the Company, as amended to date, (ii) the Bylaws of the Company, as amended to date, (iii) the Registration Statement, (iv) the form of Indenture, which has been filed with the Commission as an exhibit to the Registration Statement, and (v) the resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and transactions in connection therewith. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, instruments, certificates and other documents we have reviewed; and (vi) the absence of any undisclosed modifications to the documents reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others whom we have further assumed were authorized to make such statements and representations.

We also have assumed that (i) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the applicable Depositary; (ii) at the time of execution, countersignature, issuance and delivery of the Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (iii) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee thereunder and the Indenture and the Trustee will have been qualified under the Trust Indenture Act of 1939; (iv) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the applicable Purchase Contract Agent; and (v) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement (if any) will be the valid and legally binding obligation of the applicable Unit Agent.

In rendering the opinions expressed herein, we have assumed further that: (i) the Registration Statement, and any amendments thereto, will comply with all then applicable laws and regulations and the effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded; (ii) an applicable Prospectus Supplement will have been prepared and timely filed with the Commission describing the Securities offered thereunder; (iii) all Securities will be issued and sold in compliance with then applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) with respect to an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereunder will be duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) there will be sufficient shares of Common Stock or Preferred Stock, as the case may be, authorized under the Certificate of Incorporation of the Company as in effect at the time of the offering of Securities and not otherwise reserved for other issuance; (vi) the consideration for the Common Stock or Preferred Stock is not less than the par value thereof, and (vii) with respect to any Securities offered, any other proceedings that are required by then applicable laws will be timely and properly completed in connection with such offering.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.            With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or, if the Common Stock is issued upon exercise of Warrants or exchange or conversion of Debt Securities, Preferred Stock or Purchase Contracts, in accordance with the applicable Warrant Agreement, Indenture, Preferred Stock or Purchase Contract, the Common Stock will be validly issued, fully paid and nonassessable.

March 16, 2023

2.            With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Designation related thereto and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or, if the Preferred Stock is issued upon exercise of Warrants or exchange or conversion of Debt Securities, Preferred Stock or Purchase Contracts, in accordance with the applicable Warrant Agreement, Indenture, Preferred Stock or Purchase Contract, the Preferred Stock will be validly issued, fully paid and, except to the extent set forth in the Certificate of Designations, nonassessable.

3.            With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, and (2) the execution and delivery of any Deposit Agreement, (b) the Preferred Stock represented by the Depositary Shares has been the subject of the items specified in Paragraph 2 above and has been duly delivered to the Depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares, against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

4.            With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of any related Warrant Agreement, the terms of the offering thereof and related matters and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.            With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Indenture or Indenture Supplement and any Debt Securities, the terms of the offering thereof and related matters by the Board and (b) the due execution, authentication, issuance and delivery of the Indenture or Indenture Supplement and such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.            With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of any related Purchase Contract Agreement, the terms of the offering thereof and related matters by the Board, and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.            With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Units, the terms of the offering thereof and related matters, (2) the execution and delivery of any related Unit Agreement and (3) the issuance and terms of the Securities that are a component part of the Units, the terms of the offering thereof and related matters, (b) the due execution, countersignature, authentication, issuance and delivery of each Security that is a component of the Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Unit Agreement (if any) and such agreement, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

March 16, 2023

With respect to any Securities that are convertible into or exchangeable for other Securities (the “Underlying Securities”), the opinions set forth above assume the accuracy of all assumptions described above relating to the relevant Underlying Securities.

Our opinions set forth in paragraphs 3 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) potential judicial rulings that particular contractual terms may be unenforceable as contrary to public policy.

We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We express no opinion under, or view with respect to, either directly or indirectly, laws other than the Delaware General Corporation Law, the laws of the State of New York and the federal law of the United States. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are limited to the foregoing laws, including applicable rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Certain Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The opinions in this letter are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Davis Graham & Stubbs LLP

Davis Graham & Stubbs LLP